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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                              GIVE THE                                                    GIVE THE
                              SOCIAL                                                      EMPLOYER
                              SECURITY                      FOR THIS TYPE                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF --                  OF ACCOUNT:                   NUMBER OF --
-------------------------     --------------------------    --------------------------    --------------------------
1.  An individual's           The individual                9. A valid trust, estate,     The legal entity (Do not
    account                                                    or pension trust           furnish the identifying
                                                                                          number of the personal
                              The actual owner of the                                     representative or trustee
2.  Two or more               account or, if combined                                     unless the legal entity
    individuals (joint        funds, any one of the                                       itself is not designated
    account)                  individuals(1)                                              in the account title).(5)
3.  Husband and wife          The actual owner of the
    (joint account)           account or, if joint
                              funds, either person(1)       10. Corporate account         The corporation
4.  Custodian account of a    The minor(2)                  11. Religious, charitable,    The organization
    minor (Uniform Gift to                                  or education organization
    Minors Act)                                             account
5.  Adult and minor (joint    The adult or, if the minor    12. Partnership account       The partnership
    account)                  is the only contributor,      held in the name of the
                              the minor(1)                  business
6.  Account in the name of    The ward, minor, or           13. Association, club or      The organization
    a guardian or             incompetent person(3)         other tax-exempt
    committee for a                                         organization
    designated ward, minor
    or incompetent person                                   14. A broker or registered    The broker or nominee
                                                            nominee
7.  a. The usual revocable    The grantor-trustee(1)        15. Account with the          The public entity
       savings trust                                        Department of Agriculture
       account                                              in the name of public
       (grantor is also                                     entity (such as a State or
       trustee)                                             local government, school
                              The actual owner(1)           district, or prison) that
    b. So-called trust                                      receives agricultural
       account that is not                                  program payments.
       a legal or valid
       trust under State
       law
8.  Sole proprietorship       The owner(4)
    account

---------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security Number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security Number

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. For a joint account, the person whose Taxpayer Identification Number is shown on Substitute Form W-9 should sign the form.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING TAX

Payees specifically exempted from backup withholding tax on ALL payments include the following:

     - A corporation.

     - A financial institution.

     - An organization exempt from tax under Section 501(a), or an individual retirement plan.

     - The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     - An international organization or any agency, or instrumentality thereof.

     - A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

     - A real estate investment trust.

     - A common trust fund operated by a bank under Section 584(a).

     - An exempt charitable remainder trust, or a non-exempt trust described in
       Section 4947(a)(1).

     - An entity registered at all times under the Investment Company Act of 1940.

     - A foreign central bank of issue.

Payments of interest not generally subject to backup withholding including the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is US$600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     - Payments described in Section 6049(b)(5) to non-resident aliens.

     - Payments on tax-free covenant bonds under Section 1451.

     - Payments made by certain foreign organizations.

     - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your
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taxpayer identification number to a payer, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of US$500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE UNITED STATES INTERNAL REVENUE SERVICE.